EXHIBIT 10.4

                         MINING LEASE AND
                        OPTION TO PURCHASE


     Mining Lease and Option to Purchase (this "Lease") made Dec. 1, 2001, between Crown Mines, L.L.C., successor in interest to Deer Trail Development Corporation ("Crown Mines" or "Lessor") of P.O. Box 743547, Dallas, Texas 75374-3547, as Lessor, and Unico, Incorporated, an Arizona corporation "Unico" or "Lessee") of P.0. Box 777, Magalia, California 95954, as Lessee.

     WHEREAS Crown Mines is the owner of certain mining claims more fully described below (the "Claims") and desires to lease the Claims to Unico and Unico desires to lease the Claims from Crown Mines;

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Property Leased and Purchase Option.

            (a)     Property Leased.

     In consideration of the royalties, covenants and agreements hereinafter expressed to be paid, kept and performed by Unico, Crown Mines hereby leases to Unico the following premises near Marysvale, Utah, County of Piute, consisting of patented and unpatented mining claims and mill sites:

                      See attached Exhibit A

     The leased premises includes within its bounds, but is not limited to, those workings commonly known as the "Deer Trail Mine", the "PTH tunnel" and premises, the "Carisa and Lucky Boy mines" and the "deep target" molybdenum-copper prospect potential believed by the U.S. Geological Service to exist, to the extent that the "deep target" lies beneath the claim groups described on Exhibit A. Lessor has informed Lessee that Lessor is attempting to patent one or more unpatented claims at or near the PTH tunnel portal (the "Subject Claims") by exchanging certain other patented claims owned by Lessor (not included in the Claims) with the U.S. Forest Service. If Lessor causes the Subject Claims to become patented claims, Lessor agrees that such patented claims will be covered by the Lease and constitute part of the Claims. Lessor and Lessee agree that if Lessor owns property contiguous to the Claims (the "Contiguous Property"), Lessee shall have extralateral rights (e.g. up to, but not beyond, any point where a fault breaks the continuity of the vein being actively mined) into the Contiguous Property with respect to those Claims where it is actively mining; provided, that Lessee pays all royalties provided for in this Lease with respect to the ore so mined and complies with any and all common law and statutory obligations of subjacent or sublateral support.

            (b)     Purchase Option.

     As additional consideration for the payment of the advance royalty, royalties and other commitments of Lessee found herein, Lessor hereby grants to Lessee an option to purchase all of the Claims and mill sites as described herein and on Exhibit A attached hereto including all dumps equipment and personal property contained therein, for a price equal to $4,000,000, provided that in any event Lessor shall retain a carried interest of 3% of net smelter returns (the "Minimum Royalty") from the Claims in perpetuity. Net smelter returns shal1 be based on the Gross Value (as defined in Exhibit B hereto) received by Unico from sale of the mineral in the ore taken from the leased premises computed in the manner described in Exhibit B hereto, less any assaying, weighing, treatment and special sampling charges.

     Upon exercise of the purchase option and payment therefor in cash or certified funds, Lessor agrees to convey good and marketable title to the above described leased premises to Lessee free and clear of any liens, encumbrances, overriding royalties, carried interests or other interests, except such as may have arisen on account of Lessee's operation and lease of the premises and the Minimum Royalty. Upon exercise of the Purchase Option and payment therefor by Lessee, Lessee shall become the fee title owner of the above described leased premises, subject, however to the Minimum Royalty.

            (c)     Option to Obtain Additional Royalty.

     Lessee shall give Lessor 30 days advance written notice of its intention to exercise the purchase option above described. Upon receipt of Lessee's notice of purchase, Lessor may at its option for 30 days, elect to retain in addition to the Minimum Royalty, a carried interest of an additional 5% of net smelter returns (the "Additional Royalty") from the Claims in perpetuity in lieu of the cash payment offered by Lessee for the Claims. Net smelter returns allocable to said carried interest shall be computed in the same manner as the 3% royalty referred to in paragraph 1(a) above. Lessor shall advise Lessee in writing by the 30th day after receipt of Lessee's purchase notice of its intent to take the Additional Royalty in lieu of the cash payment. If Lessee has not received notice of election by Lessor by the thirtieth day, then it shall pay the applicable purchase price by the sixtieth day after the delivery of its original purchase notice and Lessor shall transfer fee title ownership of the Claims to Lessee while retaining only the Minimum Royalty. In the event Lessor gives notice of its election to take the Additional Royalty Lessee may within 30 days thereafter at its sole option, and upon notice to Lessor, elect to nonetheless pay the $4,000,000 instead of the Additional Royalty, in which event it shal1 pay $4,000,000 to Lessor at the end of such 30 day period (i.e. on the sixtieth day after delivery of its original purchase price).

            (d)     Information.

     Lessor has previously furnished to Lessee copies of (or made available for copying by Lessee) all maps, drawings reports and any available mine history, showing the location of drill holes, drifts driven, stockpiles, blocked out reserves, probable and or possible reserve estimates, assays, assay reports, development and other data, as were reasonably available to Lessor. Lessee agrees to return any and all such information to Lessor upon termination of this Lease. Lessor also previously furnished Lessee copies of drilling reports on the property, which shall also be returned to Lessor upon termination of this Lease. At any termination of this Lease, Lessee agrees to furnish any similar data or information as to its development of the Claims to Lessor on the same basis. Lessee agrees to accept the property "as is" and to indemnify and hold Lessor harmless for any damages incurred by Lessor arising out of damage to property or person by the employees or agents of Lessee, or any other person (other than the Lessor and those acting in Lessor's behalf) where such damage arises on account of or in connection with the use, operation or development of the property by Lessee. Lessee agrees to have in effect at the Effective Date (as defined below) and during the term of this lease a public liability insurance policy in a reasonable amount, being at least $1,000,000 per occurrence insuring against liability for damage to person or property which may arise from operation of the Lease.

            (e)     Approval by Lessor's Board.

     Lessor agrees, warrants and represents that its board of managers has taken all action necessary to enter into this Lease and that member approval of this Lease is not necessary. Lessor further agrees, warrants and represents that neither the execution of this document nor the exercise of the purchase option by Lessee would result in the disposition of all or substantially all of the assets of Lessor so as to require member approval under Utah law. Further Lessor agrees, warrants and represents that in the event any member of Lessor threatens to contest or contests, by court action or otherwise, the grant or validity of this Lease or the grant, validity or exercise of the purchase option thereunder, in any manner that it will indemnify and hold harm1ess Lessee from any and all damages, costs and attorneys fees it may suffer as a result of such contest and Lessor and I.N. Fehr individually each agree to use their best efforts to obtain (and I.N. Fehr agrees to vote all membership interests he owns or controls in favor of) any member approval or consent which may be determined to be required and in such event, Lessor and I.N. Fehr agree to recommend in writing approval of the Lease to the members of Crown Mines. Lessor further agrees to provide a legal opinion or such further assurances as Lessee may require during the term of this Lease as to the agreements, representations and warranties contained in this paragraph.

     2. Term; Assignment. Unico shall hold the leased premises for the purpose of mining all kinds of minerals and ores for a period commencing on the date of this Lease (the "Effective Date") continuing until June 1, 2004, so long as the minimum royalty payments described below are being made and the work condition described below is being satisfied, unless the Lease is sooner terminated under any provision contained herein. Each party, with the prior written consent of the other, which consent shall not be unreasonably withheld, shall have the power to assign or sublet this Lease or any interest hereunder.

     3. Duties of Lessee; Royalty. Unico agrees to perform all work in a thorough and workmanlike manner, to keep underground workings securely timbered, drained, and clear of loose rock and rubbish, to properly dispose of loose rock outside the mine, to assume payment of utility costs and taxes on the Claims estimated to be approximately $25,000 per year plus any increase due to Lessee's operations and normal cost increases over time (without limiting the foregoing, Lessee agrees that Lessee will cause all utility suppliers to open accounts in Lessee's name so that all utility costs can be paid directly by Lessee, with evidence of such payment delivered to Lessor if Lessor so requests); to keep accurate accounts, to render necessary statements to Crown Mines showing the amount and character of production; and to pay to Crown Mines, or its designated agent as rental for the leased Claims a five percent (5%) royalty upon all ore taken and sold from the premises. Royalty payments shall be based on the Gross Value (as defined in Exhibit B hereto) received by Unico from sales of the mineral in the ore taken from the leased premises computed in the manner set forth in Exhibit B attached hereto, less any assaying, weighing, treatment and special sampling charges. Payments of all royalties by Unico shall be made to Crown Mines at the above address, or its designated agent or bank by the l5th of the month next succeeding the calendar month during which Unico shall have received payment for such shipment as more fully described in Exhibit B attached hereto. Lessor agrees that it has no objection to Lessee's employing the services of its employee Rell Frederick on a part time basis to assist in maintenance of the Claims.

     4. Minimum Royalty. Unico shall pay a minimum royalty of $10,000 per month to Crown Mines, regardless of the amount of actual production from the Lease during a given month.

     5. Rate of Production. Unico agrees to use its best efforts to mine and remove mineral ores from the leased premises beginning upon the Effective Date or as soon thereafter as is feasible as rapidly and in such quantities each month as reasonably can be done, unavoidable delays, shortages of fuel and labor, market conditions, adverse weather and other conditions beyond the control of Unico to be taken into consideration as well as reasonable start-up time. Unico agrees that as a condition to continuing this Lease, Unico shall timely comply with and perform the work plan attached hereto as Exhibit C, and shall deliver to Crown Mines evidence reasonably satisfactory to Crown Mines, at Crown Mine's request from time to time, that such work plan is being timely performed.

     6. Right of Access. Crown Mines or its designated representative, shall have the right, upon reasonable notice, to enter upon the leased premises to inspect the same or take samples therefrom, and Lessee will render to Crown Mines reasonable assistance in its power in so doing. Without limiting the foregoing, Lessee agrees that Lessor shall continue to have access to the surface of the leased premises (which right sha11 continue if and after Lessee exercises its purchase option herein) so long as such access does not interfere with Lessee's operations on the leased premises.

      7. Taxes and Assessments. Unico agrees to pay when due all taxes and assessments levied against the demised premises on account of the production of ore under this Lease. All assessment work shall be performed and affidavits of labor recorded by Lessee in due time as may be required by law. To the extent that Lessee's operating expenditures on the premises exceed the minimum required to qualify for assessment work on the unpatented claims included in the leased premises, the excess may be reported by Lessor to qualify as assessment work on its contiguous unpatented claims as permitted by law.

     8. Default by Lessee. Unico agrees that in case of its failure in any substantial respect to keep and fulfill any one or more of the covenants or agreements herein or its failure to pay the minimum monthly royalty or perform the work condition required by paragraph 5 above, it shall then be lawful for Lessor to declare this Lease ended. Upon any default by Lessee, Lessor shall give Lessee written notice of such default and Lessee shall have thirty (30) days thereafter to correct such default. In the event of an uncorrected default, (and also upon termination of this lease), Lessee agrees to surrender and deliver the Lessor quiet and peaceable possession of the leased premises. Upon termination of this Lease, for any reason, Lessee shall have a period of 120 days in which to remove any and all of its own mining equipment being used in operating the leased premises or transporting ore from such operations.

     9. Successors and Assigns. All covenants and agreements contained herein shall extend to and be binding upon the heirs, legal representatives, successors and assigns of the parties.

     10. Termination. Lessee may, at any time, surrender and terminate this Lease upon giving to Lessor sixty (60) days notice in writing and paying all royalties owing through the effective date of termination. The parties may also terminate this Lease by mutual agreement. This Lease shall terminate as provided in paragraph 2 above or upon execution of the purchase option and payment of the purchase price by Lessee subject to the carried interest to be retained by Lessor as provided above. Lessor may terminate this Lease as described in paragraph 8 above or otherwise as permitted by law.

     11. Mining Equipment. Unico shall be entitled to use Crown Mines' on-site equipment, consisting of air pumps, ore cars, electrical stations, compressors, duct works, fans, trams, rails, hoists, excavating equipment and other equipment in the mine or located on the mining claims comprising the leased premises and shall upon termination of the Lease, return such Equipment to Crown Mines in as good a condition as received reasonable wear and tear excepted. Unico shall conduct all maintenance and repair of such equipment during the term of the lease. Unico agrees not to remove such on site equipment from the leased premises.

     12. Compliance with Laws. All operations of Lessee shall be conducted so as to comply with the laws of the State of Utah and with all rules, regulations and requirements of federal authorities and Lessee agrees to indemnify and hold harmless Lessor for any obligations, liens or similar liabilities arising as a result of the operations of Lessee and constituting a lien or obligation against the premises. The parties understand and agree that the mine is an underground mine and that no significant reclamation of the mine site is anticipated following normal mining procedures on the Claims. Lessor is not aware of any notice of non-compliance from any governmental agency regarding the property, except as described on Exhibit D, which Exhibit and the agreement contained therein is incorporated herein by reference. Each party to this Lease shall be responsible for any environmental, pollution or aesthetic requirements or liability legitimately made or assessed by a governmental entity attributable to each party's respective period of occupancy and operation of the Claims. To the extent permitted by law, Lessee shall be entitled to any depletion allowance on the property as a result of its mining activities.

     13. Entire Agreement; Governing Law. This Lease replaces in its entirety that certain Mining Lease and Option to Purchase (the "Existing Lease"), dated March 30, 1992, executed by Deer Trail Development Corporation, as lessor, and Unico, as lessee, and contains the entire agreement between the parties hereto and any amendments thereto shall be in writing. The Existing Lease is terminated as of the effective date of this Lease. This Lease sha1l be governed and construed under the laws of the State of Utah.

     EXECUTED as of the date first above written.

LESSEE:                              LESSOR:

Unico, Incorporated                    Crown Mines, L.L.C.

      /s/ Ray Brown                           /s/ I.N. Fehr
By:__________________________               By:___________________________
    Ray Brown, President                       I.N. Fehr, President and Sole
                                               Manager

As to the agreements, representations and warranties in the last paragraph of paragraph one of this agreement:

                                    /s/ I.N. Fehr
                                   _____________________________
                                   I.N. Fehr, individually and
                                   as an authorized officer of
                                   Lessor

State of California     )
                        : ss.
County of Butte         )

Personally appeared before me, Ray Brown, ____ this day of ___________ 2001, who declared to me that he is the President of Unico, Incorporated and acknowledged that he executed the foregoing lease on behalf of said corporation by authority of a resolution of its board of directors or bylaws.


                                   _____________________________
                                   NOTARY PUBLIC

Commission Expires:
Residing At:


State of Texas          )
                        : ss.
County of Dallas        )

Personally appeared before me, I.N. Fehr, this 16th day of Nov. 2001, who declared to me that he is the President and Sole Manager of Crown Mines, L.C. and acknowledged to me that he executed the foregoing lease on behalf of said corporation by authority of a resolution of its managers or bylaws.


                                   /s/ Loriee C. Bartos
                                   NOTARY PUBLIC

Commission Expires: [NOTARY SEAL]
Residing At:


State of Texas          )
                        : ss.
County of Dallas        )

Personally appeared before me, I.N. Fehr, this 16th day of Nov. 2001, who acknowledged to me that he executed the foregoing lease as to the last paragraph of paragraph one in his individual capacity.


                                   /s/ Loriee C. Bartos
                                   NOTARY PUBLIC

Commission Expires:  [NOTARY SEAL]
Residing At:

                      EXHIBIT A   PART II-U
            CROWN MINES L.L.C. CLAIMS LEASED TO UNICO
         Unpatented Claims Located in Piute County, Utah

------------------------------------------------------------------------------
                                     RECORDED   AMENDED           BLM SERIAL
CLAIM NAME             RECORD BOOK   PAGE       BOOK PAGE         NUMBER

APEX LODE                D           452                          95579
ATHENIA                  D           423                          95580
BUSTER                   G           459                          95585
BUSTER NO. 1             G           460                          95586
BUSTER NO. 2             G           461                          95587
BUSTER NO. 3             C           461                          95588
BUSTER NO. 4             M           129                          95589
BUSTER NO. 5             M           130                          95590
BUSTER NO. 6             M           131                          95591
BUSTER NO. 7             M           131                          95592
BUSTER NO. 8             M           132                          95593
BUSTER NO. 9             M           133                          95594
CALEDONIA LODE           D           588                          95596
CINNABAR LODE            D           584                          95599
CLIFF NO. 1              D           371                          95600
CLIFF NO. 2              D           372                          95601
CLIFF NO. 3              D           372                          95602
CLIFF NO. 4              D           373                          95603
CLIFF NO. 5              D           373                          95604
CLIFF NO. 6              D           373                          95605
CLIFF NO. 7              D           374                          95606
CLIFF NO. 8              D           374                          95607
COLUMBINE LODE           D           586                          95608
CREST LODE               D           452                          95610
DEER TRAIL EXT.          C           250                          95666
DEER TRAIL EXT. NO. 01   C           250                          95667
DEER TRAIL EXT. NO. 02   C           250                          95668
DEER TRAIL EXT. NO. 03   C           251                          95669
DEER TRAIL EXT. NO. 04   C           251                          95670
DEER TRAIL EXT. NO. 05   C           252                          95671
DEER TRAIL EXT. NO. 06   C           252                          95672
DEER TRAIL EXT. NO. 07   C           253                          95673
DEER TRAIL EXT. NO. 08   C           253                          95674
DEER TRAIL EXT. NO. 09   C           253                          95675
DEER TRAIL EXT. NO. 10   C           254                          95676
DEER TRAIL EXT. NO. 11   C           254                          95677
DEER TRAIL EXT. NO. 12   11          710        JJ    65         353982
DEER TRAIL EXT. NO. 13   11          711                         353983
DEER TRAIL EXT. NO. 14   11          772                         353984
DEER TRAIL EXT. NO. 15   11          713                         353985
DEER TRAIL EXT. NO. 24   11          722                         353994
DEER TRAIL EXT. NO. 25   11          723                         353995
DEER TRAIL EXT. NO. 26   11          724                         353996
DEER TRAIL EXT. NO. 27   11          725                         353997
DEER TRAIL EXT. NO. 28   11          726                         353998
DEER TRAIL EXT. NO. 29   11          727                         353999
DEER TRAIL EXT. NO. 30   11          728                         354000
DEER TRAIL EXT. NO. 31   11          729                         354001
DEER TRAIL EXT. NO. 32   11          730                         354002
DEER TRAIL EXT. NO. 33   11          731                         354003
DEER TRAIL EXT. NO. 34   11          732                         354004
DEER TRAIL EXT. NO. 35   11          733                         354005
DEER TRAIL EXT. NO. 36   11          734                         354006
DEER TRAIL EXT. NO. 37   11          735                         354007
DEER TRAIL EXT. NO. 38   11          736                         354008

-----------------------------------------------------------------------------

DEER TRAIL EXT. NO. 39   11          737                         354009
DEER TRAIL EXT. NO. 40   11          738                         354010
DEER TRAIL EXT. NO. 41   11          739                         354011
DEER TRAIL EXT. NO. 42   11          740                         354012
DEER TRAIL EXT. NO. 43   11          741                         354013
DEER TRAIL EXT. NO. 44   11          742                         354014
DEER TRAIL EXT. NO. 45   11          743                         354015
DEER TRAIL EXT. NO. 46   11          744                         354016
DEER TRAIL EXT. NO. 47   11          745                         354017
DEER TRAIL EXT. NO. 48   11          746                         354018
DEER TRAIL EXT. NO. 49   11          747                         354019
DEER TRAIL EXT. NO. 50   11          748                         354020
DEER TRAIL EXT. NO. 51   11          749                         354021
DEER TRAIL EXT. NO. 52   11          750                         354022
DEER TRAIL NO. 11        A           135                          95612
DEER TRAIL NO. 12        A           142                          95613
DEER TRAIL NO. 13        A           142                          95614
DEER TRAIL NO. 14        A           143                          95615
DEER TRAIL NO. 15        A           143                          95616
DEER TRAIL NO. 16        A           144                          95617
DEER TRAIL NO. 17        A           144                          95618
DEER TRAIL NO. 18        A           145                          95619
DEER TRAIL NO. 19        A           145                          95620
DEER TRAIL NO. 21        24          114                          95621
DEER TRAIL NO. 22        24          114                          95622
DEER TRAIL NO. 23        24          115                          95623
DEER TRAIL NO. 24        24          116                          95624
DEER TRAIL NO. 25        24          117                          95625
DEER TRAIL NO. 26        24          117                          95626
DEER TRAIL NO. 27        24          118                          95627
DEER TRAIL NO. 28        24          119                          95628
DEER TRAIL NO. 29        24          120                          95629
DEER TRAIL NO. 31        1           599                          95630
DEER TRAIL NO. 32        24          122                          95631
DEER TRAIL NO. 39        B            99                          95632
DEER TRAIL NO. 40        B           100                          95633
DEER TRAIL NO. 41        B           100                          95634
DEER TRAIL NO. 42        B           101                          95635
DEER TRAIL NO. 43        B           245                          95636
DEER TRAIL NO. 44        B           246                          95637
DEER TRAIL NO. 45        B           247                          95638
DEER TRAIL NO. 46        B           245                          95639
DEER TRAIL NO. 47        B           246                          95640
DEER TRAIL NO. 48        B           270                          95641
DEER TRAIL NO. 49        B           322                          95642
DEER TRAIL NO. 50        B           322                          95643
DEER TRAIL NO. 51        B           323                          95644
DEER TRAIL NO. 52        B           323                          95645
DEER TRAIL NO. 53        B           324                          95646
DEER TRAIL NO. 54        B           224                          95647
DEER TRAIL NO. 55        G           227                          95648
DEER TRAIL NO. 56        G           227                          95649
DEER TRAIL NO. 57        G           228                          95650
DEER TRAIL NO. 58        G           229                          95651
DEER TRAIL NO. 59        G           229                          95652
DEER TRAIL NO. 60        G           230                          95653
DEER TRAIL NO. 61        G           231                          95654
-----------------------------------------------------------------------------

DEER TRAIL NO. 62        G           231                          95655
DEER TRAIL NO. 63        G           232                          95656
DEER TRAIL NO. 64        G           233                          95657
DEER TRAIL NO. 65        G           233                          95658
DEER TRAIL NO. 66        G           234                          95659
DEER TRAIL NO. 67        G           234                          95660
DEER TRAIL NO. 68        G           235                          95661
DEER TRAIL NO. 69        G           235                          95662
DEER TRAIL NO. 70        G           236                          95663
DEER TRAIL NO. 71        G           237                          95664
DEER TRAIL NO. 72        G           447                          95665
FALCON LODE              D           584                          95681
FIRE FLY LODE            D           584                          95682
GOLDEN EAGLE LODE        D           583                          95693
GORGE LODE               D           463                          95697
GRAND VIEW LODE          D           423                          95698
HIDDEN TREASURE AMENDED  D           589                          95701
JONQUIL LODE             D           587                          95705
KIESTER                  D           586                          95706
LA CIGALE                D           587                          95707
LINDA PLACER             N           125                          95709
LOWER CONTRACT           D           450                          95714
MONSTER #3               B           123                          95719
MONSTER #4               B           123                          95720
MONSTER #5               B           124                          95721
MONSTER #6               B           124                          95722
MONSTER #7               B           125                          95723
M6NSTER #8               B           125                          95724
MONSTER #9               B           126                          95725
MOUNTAIN CHIEF AMENDED   D           589                          95726
MOUNTAIN CHIEF NO. 1     M           128                          95727
MOUNTAIN CHIEF NO. 2     M           129                          95728
OLD CHANNEL LODE         D           464                          95747
OLD CHANNEL LODE NO. 1   M            81                          95748
PLUTO FRACTION           N           273                          95741
PORCUPINE LODE           D           588                          95742
PORTAL LODE              D           453                          95749
PORTAL NO. 1             M            82                          95750
PORTAL NO. 2             M            83                          95751
PYRITE LODE              D           585                          95729
RED KNOLL LODE           D           453                          95731
SANTA MARIA              D           464                          95735
SILVER WEDGE             D           422                          95737
SLOPE NO. 1              D           450                          95752
SLOPE NO. 2              D           451                          95753
SLOPE NO. 3              D           451                          95754
SLOPE NO. 4              M            83                          95755
SLOPE NO. 5              M           127                          95756
SLOPE NO. 6              M           127                          95757
SNOW SHOE LODE           D           583                          95760
SYLVIA PLACER            N           126                          95763
TAMARAC LODE             D           585                          95764
THE REEF LODE            D           588                          95732
TOMAHAWK LODE            D           583                          95767
TOPAZ LODE               D           587                          95768
VICTORY LODE             D           586                          95771
WHITE FLINT LODE         D           423                          95776
WILD CAT LODE            D           585                          95758
WOODLAND LODE            D           451                          95759

-----------------------------------------------------------------------------

   TOTAL CLAIMS           171







     Mining Lease Agreement between Crown Mines L.L.C., Owner
                 And Unico, Incorporated, Lessee

                            EXHIBIT B

Gross value Computation

1.     Definitions.

         1.1 "Gold Production" means the quantity of refined gold outturned to Lessee's account by an independent third party refinery for gold produced from the Property during the calendar month on either a provisional or final settlement basis.

         1.2 "Gross Value" shall be determined on a calendar month basis and have the following meanings with respect to the following Minerals:

         1.2.1  Gold

     (a) If Lessee sells unprocessed gold ores, or gold dore or gold concentrates produced from Minerals, then Gross Value shall be equal to the proceeds received by Lessee during the calendar month from such sales. Lessee shall have the right to sell such unprocessed gold ores, gold dore and gold concentrates to an affiliated party, except that such sales shall be considered to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

     (b) If Lessee produces refined gold (meeting the specifications of the London Bullion Market Association) from Minerals, and if Section 1.2.1(a) above is not applicable, then for purposes of determining Gross Value, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined. The Gross Value shall be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price.

         1.2.2 Silver.

     (a) If Lessee sells unprocessed silver ores, or silver dore or silver concentrates produced from Minerals, then Gross Value shall be equal to the proceeds received by Lessee during the calendar month from such sales. Lessee shall have the right to sell such unprocessed silver ores, silver dore and silver concentrates to an affiliated party, provided that such sales shall be considered to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

     (b) If Lessee produces refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harmon) from Minerals, and if Section 1.2.2(a) above is not applicable, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined. The Gross Value shal1 be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price.

         1.2.3 All Other Minerals.

     (a) If Lessee sells unprocessed ores, dore or concentrates of any Minerals other than gold or silver, then the Gross value shall be equal to the amount of proceeds received by Lessee during the calendar month from such sales. Lessee shall have the right to sell such unprocessed ores, dore or concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

     (b) If Lessee produces refined or processed metals from Minerals other than refined gold or refined silver, and if Section 1.2.3(a) above is not applicable, then Gross Value shall be equal to the amount of the proceeds received by Lessee during the calendar month from the sale of such refined or processed metals. Lessee shall have the right to sell such refined or processed metals to an affiliated party, provided that such sales shall be considered to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in quantities and under similar circumstances.

         1.3 "Minerals" means gold, silver, platinum, antimony, mercury, copper, lead, zinc, and all other mineral, base and precious metals, elements and mineral compounds, which are contemplated to exist on the Property or which are after the effective date of the Lease (the "Effective Date") discovered on the Property and which can be extracted, mined or processed by any method presently known or developed or invented after the Effective Date.

         1.4 "Monthly Average Gold Price" means the average London Bullion Market Association Afternoon Gold Fix, calculated by dividing the sum of all such prices reported for the calendar month by the number of days for which such prices were reported during that month. If the London Bullion Market Association Afternoon Gold Fix ceases to be published, all such references shall be replaced with references to prices of gold for immediate sale in another established market selected by Lessee, as such prices are published in Metals Week magazine.

         1.5 "Monthly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harmon, calculated by dividing the sum of all such prices reported for the calendar month by the number of days in such calendar month for which such prices were reported. If the Handy & Harmon quotations cease to be published, all such references shall be replaced with references to prices of silver for immediate sale in another established market selected by Lessee as published in Meta1s Week magazine.

         1.6 "Property' means the real property and patented and unpatented mining claims described in Exhibit A to the Lease to which this exhibit is attached.

         1.7 "Silver Production" means the quantity of refined silver outturned to Lessee's account by an independent third-party refinery for silver produced from the Property during the calendar month on either a provisional or final settlement basis.

2.   Payment Procedures.

         2.1 Accrual of Obligation. Lessee's obligation to pay the royalty provided in the Lease shall accrue upon the sale of unrefined metals, dore, concentrates, ores or other Minerals products or, if refined metals are produced, upon the outturn of refined metals meeting the requirements of the specified published price to Lessee's account.

         2.2 Futures or Forward Sales, Etc. Except as provided in Sections 1.2.1(a), 1.2.2(a) and 1.2.3 above (with respect to sales of unprocessed gold and silver and sales of Minerals other than gold and silver), Gross Value shall be determined, irrespective of any actual arrangements for the sale or other disposition of Minerals by Lessee, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver or other metals produced from Minerals.

         2.3 Monthly Calculations and Payments. The royalties shall be determined on a calendar month basis. The royalties required to be paid pursuant to the Lease shall be paid on or before the date specified in the Lease.

         2.4 Statements. At the time of payment of the royalty required to be paid pursuant to the Lease, Lessee shall accompany such payment with a statement showing in reasonable detail the quantities and grades of refined gold, silver or other metals or dore, concentrates or ores produced and sold or deemed sold by Lessee in the preceding calendar month; the Monthly Average Gold Price and Monthly Average Silver Price, as applicable; costs and other deductions, and other pertinent information in reasonable detail to explain the calculation of the royalty payment with respect to such calendar month. Payment shall be made to the address provided in the Lease to which this
Exhibit is attached for purposes of notices.

         2.5 Inventories and Stockpiles. Lessee shall include in all monthly statements a description of the quantity and quality of any gold or silver dore that has been retained as inventory for more than ninety (90) days:
Lessor shall have thirty (30) calendar days after receipt of the statement to either (a) elect that the dore be deemed sold, with Gross Value to be determined as provided in Sections 1.2.1(b), with respect to gold, and 1.2.2(b), with respect to silver, as of such thirtieth (30th) day utilizing the mine weights and assays for such dore and utilizing a reasonable recovery rate for refined metal and reasonable deemed charges for any deductions specified in the Lease, or (b) elect to wait until such time as royalties otherwise would become payable pursuant to Sections 1.2.1(b) and 1.2.2(b). The failure of Owner to respond within such time shall be deemed to be an election to use the methods described in Sections 1.2.l(b) and l.2.2(b). No royalty shall be due with respect to stockpiles of ores or concentrates unless and until such ores or concentrates are actually sold.

         2.6 Final Settlement. All royalty payments shall be considered final and in full satisfaction of Lessee's obligations with respect thereto, unless Lessor gives Lessee written notice describing a specific objection to the calculation thereof within two years after receipt by Lessor of the monthly statement provided for in 2.5 above. If Lessor objects to a particular monthly statement, it shall have the right, for a period of thirty (30) days after Lessee's receipt of such objection, upon reasonable notice and at a reasonable time, to have Lessee's accounts and records relating to the calculation of the royalty payment with respect to the calendar month in question audited by an independent certified public accountant. If such audit determines that there has been a deficiency or an excess in the payment made to Lessor, such deficiency or excess shall be resolved by adjusting the next monthly royalty payment due Lessor. Lessor shall pay all costs of such audit unless a deficiency of five percent (5%) or more of the royalty due for the calendar month in question is determined to exist. Lessee shall pay the costs of such audit if a deficiency of five percent (5%) or more of the amount due for the calendar month in question is determined to exist. All books and records used by Lessee to calculate the royalties due hereunder shall be kept in accordance with generally accepted accounting principles.

         2.7 Transfer or Encumbrance of Royalty. Lessor may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its right, title and interest in and to the royalty to which it is entitled under the Lease, except that Lessee shall be under no obligation to make its payments to such assignee, transferee, pledgee or other third party until Lessee's receipt of written notice concerning the assignment, transfer or pledge.

          LEASE MADE DEC. 1, 2001, BETWEEN CROWN MINES,
          AS LESSOR, AND UNICO, INCORPORATED, AS LESSEE

                            EXHIBIT C



In order to fully develop the Deer Trail deposits it is deemed necessary to excavate a new haulage/access tunnel. This new access tunnel will be located within the leased premises and in an area that will give the greatest advantage to cost effectively extract future production from the Deer Trail deposits.

This access will be an inclined tunnel at no more than 12% grade. To be complete with all service lines, i.e. compressed air, water, ventilation ducts, electrical and communication lines. To be complete where necessary with proper ground control measures such as rock bolts, mesh, steel sets and/or timbers and to be in compliance with all MSHA (Mine Safety and Health Administration) standards. The inclined tunnel will be large enough to accommodate rubber tired mining equipment such as scoop trams, jumbo drills, underground haulage trucks, and exploration equipment. The new tunnel will also be large enough to extract in excess of 400 tons per day.

Construction of the new access tunnel is to be started prior to May 31, 2002, and shall be completed within the first year of this signed Lease, with extensions given for force majeure delays.

                            EXHIBIT D

                               NONE